EXPRESS, INC. NARROWS FOURTH QUARTER GUIDANCE; ANNOUNCES NEW CORPORATE STRATEGY INCLUDING SIGNIFICANT COST REDUCTIONS AND FLEET RATIONALIZATION

•Narrows fourth quarter EPS guidance to $0.17 to $0.19 on an adjusted basis, within previous range
•Unveils new corporate strategy
•Identifies $80 million in cost reduction opportunities
•Initiates fleet rationalization plan to close approximately 100 stores by 2022

Columbus, Ohio - January 22, 2020 - Express, Inc. (NYSE: EXPR), a leading fashion apparel retailer, today is providing details on its new corporate strategy and announcing fourth quarter guidance that narrows the previous range.

“Our expected results show the third consecutive quarter of sequential improvement in our comp sales trends. I am encouraged that the new initiatives we have put in place are resonating with our customers,” said Tim Baxter, Chief Executive Officer. “Today we are unveiling our new corporate strategy, called The EXPRESSway Forward, and we are focused on profitable growth. My expectation is that we will return to a mid-single-digit operating margin through a combination of low-single-digit comp sales growth, margin expansion and cost reductions. This will of course take some time, but we have a clear path.”

2019 Fourth Quarter Guidance:
Comparable sales are currently expected to be approximately -3%. The company expects adjusted net income to be in the range of $11 to $12.5 million and adjusted diluted earnings per share to be in the range of $0.17 to $0.19. The company is also announcing that it expects to have approximately $200 million in cash on hand by the end of fiscal 2019. This guidance excludes an estimated pre-tax restructuring charge between $6.5 to $7.5 million that will be incurred during the fourth quarter and does not take into account any additional non-core items that may occur. The company expects to report fourth quarter and full year 2019 results during the week of March 9, 2020.

Corporate Strategy:
The EXPRESSway Forward outlines key initiatives based on the company’s four foundational pillars of product, brand, customer and execution, as represented by the company’s ticker symbol, EXPR.

•E - Engage our customers and acquire new ones: The company will drive customer retention and acquisition through a combination of relaunching its loyalty program and private label credit card in Fall 2020, optimizing marketing spend through new tools and predictive models, and more personalized customer communications.
•X - Execute with precision to accelerate sales and profitability: Several new initiatives will create operational efficiency across the organization, including a new go-to-market process, inventory optimization, an improved customer experience, enhanced omni-channel capabilities, fleet rationalization, and cost reductions.
•P - Product first: The company’s new product approach – “The Express Edit” – will result in a curated assortment reflecting versatility and consistent newness. This will allow Express to deliver great product in every category.

•R - Reinvigorate our brand: Based on customer insights, the company is unveiling its new brand purpose, which is to create confidence and inspire self-expression, and its promise to customers to edit the best of current fashion for real-life versatility. How the brand engages with customers will be consistent with this point of view across women’s and men’s, across channels, and across communication touchpoints, and will encourage them to “Dream Big. Dress Accordingly.”

Cost Reductions:
The company has identified $80 million in annualized cost reduction opportunities expected to be realized over the next three years. Of this, $25 million will be driven by process improvements, inventory optimization and systems implementations associated with its go-to-market transformation. The other $55 million of expense reductions will be driven mainly by the previously announced workforce restructuring. These savings are incremental to the $50 million dollars in savings that were announced in 2016 and delivered over the past three years.

Fleet Rationalization:
The company expects to close approximately 100 stores by 2022. This includes nine stores that have already closed in 2019, 31 by the end of January 2020, and an additional 35 by the end of January 2021. The company expects the net impact to sales to be a reduction of $90 million by 2022. This reduction is offset by the elimination of the fixed operating costs of the closed stores and leveraging the remaining stores’ and online infrastructure for additional sales, which it expects to result in a $15 million annualized increase in EBITDA by 2022.

Cash Flow:
The company has a long-term goal to increase free cash flow from approximately $50 million in 2019 to $90 to $110 million by 2022. It expects to achieve this goal by increasing operating cash flow by $60 to $80 million, driven by growth in net income and improved working capital. Over the next three years, the company expects to spend between approximately $50 and $60 million in capital expenditures each year to fund technology investments, ongoing maintenance of technology platforms, enhance customer facing e-commerce capabilities, and refresh stores to ensure consistent representation of the brand across the entire fleet.

Webcast and Presentation Information:
Express will provide additional details to the investment community during an event today at 8:00 a.m. ET at the New York Stock Exchange (NYSE). The event will be webcast live and available for replay for 90 days at www.express.com/investor. In addition, a copy of the presentation can be accessed from the company’s website.

About Express, Inc.:
Express is a leading fashion brand for women and men. Since 1980, Express has provided the latest apparel and accessories to help customers build a wardrobe for every occasion, offering fashion and quality at an attractive value. The company operates retail and factory outlet stores in the United States and Puerto Rico, as well as an online destination. For more information, please visit www.express.com.

Forward-Looking Statements:
Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) goals, guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest expense, net income, diluted earnings per share, profitability, free cash flow, cost and expense savings, merchandise margin, gross margin, SG&A, inflation rates, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. In addition, information with respect to future financial performance, including, but not limited to, fiscal year 2022 cash flows, cost reductions, operating margins and EBITDA, represents the Company’s long-term goals and is not intended as guidance. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (4) customer traffic at malls, shopping centers, and at our stores; (5) competition from other retailers; (6) our dependence on a strong brand image; (7) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain or other business disruption; (13) our dependence upon key executive management; (14) our ability to execute our growth strategy, including improving profitability, providing an exceptional brand and customer experience, transforming and leveraging our systems and processes, and cultivating a strong company culture, and achieving our strategic objectives, including delivering compelling merchandise at an attractive value, investing in growing brand awareness and retaining and acquiring new customers to the Express brand, growing e-commerce sales and expanding our omni-channel capabilities, optimizing our store footprint, and managing our overall cost structure; (15) our substantial lease obligations; (16) our reliance on third parties to provide us with certain key services for our business; (17) impairment charges on long-lived assets; (18) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (19) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (20) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; and (22) changes in tariff rates. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:	Media Contact:
Dan Aldridge	Alysa Spittle
VP, Investor Relations	Director, Communications
daldridge@express.com	aspittle@express.com
(614) 474-4890	(614) 474-4745

Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

The company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net income and adjusted diluted earnings per share. The company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net income and adjusted diluted earnings per share are important indicators of the company's business performance because they exclude items that may not be indicative of, or are unrelated to, the company's underlying operating results, and may provide a better baseline for analyzing trends in the business. In addition, adjusted diluted earnings per share is used as a performance measure in the company's long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net income or diluted earnings per share. In addition, the company believes that free cash flow provides useful information regarding liquidity as it shows our operating cash flow generation less cash reinvested back into the business (capital expenditures). These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirteen Weeks Ended February 1, 2020
(in thousands, except per share amounts)	Operating Income		Income Tax Impact		Net Income		Diluted Earnings per Share		Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$7,250				$6,100		$0.09		64,800
Impact of Executive Departures	7,000	(a)(d)	(1,750)	(b)	5,250		0.08
Impact of Executive Departures			400	(c)	400		0.01
Adjusted Non-GAAP Measure	$14,250				$11,750	(d)	$0.18	(d)

(a)Represents estimated impact of Q4 restructuring
(b)Represents the estimated tax effect of the restructuring using a 25% tax rate
(c)Represents the tax impact of the expiration of former executives non-qualified stock options
(d)Represents the midpoint of the range

Free Cash Flow

(in millions)	FY 2019	FY 2022
Estimated cash flow from operations	$86	$145-165
Less:
Estimated capital expenditures	$36	$55
Estimated Free Cash Flow	$50	$90-110